UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2014

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 19, 2014, AmerisourceBergen Corporation (the “Company”) issued a news release announcing that its board of directors has authorized a special $650 million share repurchase program intended to supplement the Company’s previously announced warrant hedging strategy. The special program will be used to mitigate the potentially dilutive effect on the ownership interests of its then-existing stockholders that may result from the issuance of common stock upon exercise of the warrants issued in March 2013 as further described under Item 8.01 below.

Share repurchases under the special program are expected to take place over an extended period of time, subject to market conditions.  The Company intends to exclude the impact of the share repurchases under the special program from its presentation of adjusted diluted earnings per share from continuing operations beginning with its earnings release for the fiscal quarter ending June 30, 2014 and until the warrants are exercised or expire.  The exclusion of the special share repurchases will be consistent with the Company’s exclusion of the accounting dilution resulting from the impact of the warrants in the calculation of the Company’s adjusted diluted earnings per share.  As a result, share repurchases under the special program will not have an impact on the Company’s expectations for the range of its adjusted diluted earnings per share from continuing operations for fiscal 2014, which was previously disclosed in its earnings release dated April 24, 2014.  That range continues to include an assumption that the Company will repurchase $500 million of its common stock in fiscal 2014 under its previously announced repurchase programs, subject to market conditions.

Once completed, the share repurchases under the special program, together with the issuer capped call option transactions described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 (the “Capped Calls”), are expected to mitigate approximately 80% of the potentially dilutive effect that the issuance of shares of the Company’s common stock upon exercise of the warrants could have.  The Company will continue to explore additional opportunities to mitigate any remaining potentially dilutive effect of the warrants

The news release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On May 19, 2014, the Company announced that its board of directors has authorized a special $650 million share repurchase program intended to supplement the Company’s previously announced warrant hedging strategy. The special share repurchase program will be used to mitigate the potentially dilutive effect on the ownership interests of the Company’s then-existing stockholders that may result from the issuance of common stock upon exercise of the warrants issued by the Company to subsidiaries of Walgreen Co. and Alliance Boots GmbH in March 2013. As previously disclosed, such subsidiaries were collectively issued warrants to purchase up to 22,696,912 shares of the Company’s common stock at an exercise price of $51.50 per share exercisable during a six month period beginning in March 2016 and warrants to purchase up to 22,696,912 shares of the Company’s common stock at an exercise price of $52.50 per share exercisable during a six-month period beginning in March 2017. The warrant hedging strategy also consists of the Capped Calls.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	News release of AmerisourceBergen Corporation, dated May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

May 19, 2014	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release of AmerisourceBergen Corporation, dated May 19, 2014.